UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2012

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

With effect from June 1, 2012, the Company has initiated a voluntary salary reduction program for senior executive officers of Identive Group, Inc. (the “Company”). All members of the Company’s core management group, including the Company’s Chief Executive Officer, Chief Financial Officer and Executive Vice-President, Finance, have agreed to participate in the program. The minimum level of participation in the program is set at 10% of annual base salary; however, participants have agreed to temporary reductions ranging from 20% to 50% of their respective annual base salaries. The salary reductions will remain in effect through December 31, 2012. As consideration for each $1.00 reduction in base salary, each participant will receive on June 1, 2012 an option to purchase two shares of the Company’s common stock, with each option vesting in equal monthly installments over a 12-month period commencing June 1, 2012 and having an exercise price equal to the closing price of the Company’s common stock on NASDAQ on the grant date. For base salaries denominated in a currency other than the US dollar, the salary will be converted, solely for purposes of this temporary reduction, from the local currency to the US dollar using the applicable exchange rate as reported by Bloomberg on June 1, 2012. If the Company terminates the officer’s employment prior to May 31, 2013 without cause, the vesting of the shares underlying the option will accelerate and the option will become fully vested and immediately exercisable. Each participating officer has entered into an amendment to his respective employment agreement reflecting the voluntary temporary reduction in base salary, and such amendments are filed herewith as Exhibits 10.1 through 10.8 and incorporated herein by reference.

Item 8.01.	Other Events.

In addition to the salary reductions and option grants noted above, the Compensation Committee of the Company’s Board of Directors also approved a voluntary fee reduction program for non-employee directors of the Company. Under this program, non-employee directors may elect to reduce the balance of annual fees to be paid in cash for the period June 1, 2012 through December 31, 2012 and receive, in lieu of cash, an option to purchase two shares of the Company’s common stock for each $1.00 reduction in such fees. Directors who elect to voluntarily reduce their fees will receive an option at the end of each fiscal quarter, with an exercise price equal to the closing price of the Company’s common stock on the date of issue. Such options will vest in equal installments over a 12-month period from the date of issuance.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, effective as of June 1, 2012, by and between Ayman S. Ashour and Identive Services AG.

10.2	Amendment to Executive Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and Melvin Denton-Thompson.

10.3	Amendment to Executive Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and Jason Hart.

10.4	Amendment to Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and Lawrence Midland.

10.5	Amendment to Amended and Restated Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and Manfred Mueller.

10.6	Amendment to Employment Agreement, effective as of June 1, 2012, by and between Bluehill ID AG and John S. Rogers.

10.7	Amendment to Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and Joseph Tassone.

10.8	Amendment to Executive Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and David Wear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIVE GROUP, INC.

June 1, 2012	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, effective as of June 1, 2012, by and between Ayman S. Ashour and Identive Services AG.

10.2	Amendment to Executive Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and Melvin Denton-Thompson.

10.3	Amendment to Executive Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and Jason Hart.

10.4	Amendment to Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and Lawrence Midland.

10.5	Amendment to Amended and Restated Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and Manfred Mueller.

10.6	Amendment to Employment Agreement, effective as of June 1, 2012, by and between Bluehill ID AG and John S. Rogers.

10.7	Amendment to Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and Joseph Tassone.

10.8	Amendment to Executive Employment Agreement, effective as of June 1, 2012, by and between Identive Group, Inc. and David Wear.